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                                                                     EXHIBIT 5.1

                 OPINION OF SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP





                                       December  12, 1996


Ultrafem, Inc.
500 Fifth Avenue, Suite 3620
New York, New York 10021

Ladies and Gentlemen:

         On the date hereof, Ultrafem, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a Registration Statement on Form S-8 (the "Registration Statement"), relating to an aggregate of 1,708,612 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company which may be offered from time to time pursuant to the plans listed on Annex A hereto (collectively, the "Plans"). This opinion is an exhibit to the Registration Statement.

         We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation as presently in effect, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Plans and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

         We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar in the State of Delaware. To the extent that the opinions expressed herein involve the law of the State of Delaware, such opinions are based solely upon our reading of the Delaware General Corporation Law as reported by Prentice-Hall Legal and Financial Services.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be issued pursuant to the Plans (including upon the proper exercise of options granted pursuant to the Plans) have been duly authorized and, subject to the effectiveness of the Registration Statement

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Ultrafem, Inc.
December 12, 1996
Page 2

and compliance with applicable state securities laws, when issued in accordance with the terms set forth in the Plans and options issued under the Plans, will be legally and validly issued, fully paid and nonassessable.

         It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant in the Plans might propose to make.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.



                                            Very truly yours,

                        /s/Shereff, Friedman, Hoffman & Goodman, LLP
                        -------------------------------------------------
                        SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

SFH&G, LLP:GA:DSR:ALK




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                                                                         ANNEX A



NAME OF PLAN

1.  1990 Stock Option Plan of Ultrafem, Inc.

2.  Ultrafem, Inc. 1995 Stock Option Plan for Non-Employee Directors

3. Amended and Restated Option Certificate and Agreement, dated August 1, 1995 between John W. Andersen and Ultrafem, Inc.

4. Amended and Restated Option Certificate and Agreement, dated August 1, 1995 between John W. Andersen and Ultrafem, Inc.

5. Option Certificate and Agreement, dated March 12, 1996, granted by Ultrafem, Inc. to Rosalind Paaswell